UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2021
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ROCKY BRANDS, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-34382	31-1364046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 East Canal Street, Nelsonville, Ohio 45764
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:      (740) 753-1951

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of class	Trading symbol	Name of exchange on which registered
Common Stock – No Par Value	RCKY	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition

On January 24, 2021, Rocky Brands, Inc. the (“Company”) entered into a Purchase Agreement (the “Purchase Agreement”) by and among Honeywell Safety Products USA, Inc., North Safety Products Limited, Honeywell Safety Products (UK) Limited, North Safety de Mexicali S de R.L. de C.V., and Honeywell (China) Co. Ltd. (each a “Seller” and collectively, the “Sellers”) and the Company. The Purchase Agreement provides, among other things, that, upon the terms and subject to the conditions set forth therein, (i) the Company will purchase from Sellers all of the issued and outstanding equity interests of US Footwear Holdings LLC, a Delaware limited liability company, UK Footwear Holdings Limited, a U.K. private limited company, Mexico FW Holdings S de R.L. de C.V, a Mexico private limited company, and Honeywell Safety Products (Chuzhou) Ltd., a China private limited company (collectively, the “Acquired Companies”), (ii) the Company’s wholly owned subsidiary, Rocky Brands Canada, Inc., a Nova Scotia corporation, will acquire certain additional assets and liabilities related to the purchased business from North Safety Products Limited (the “Additional Acquired Assets”), and (iii) the Company will pay the “Purchase Price” in cash as provided in the Purchase Agreement in exchange for the Acquired Companies and the Additional Acquired Assets (collectively, the “Transactions”). Effective upon the consummation of the Transactions (the “Closing”), US Footwear Holdings LLC will be a wholly owned subsidiary of Rocky Brands, Inc., and the remaining Acquired Companies will be wholly owned subsidiaries of Rocky Brands International, LLC, an Ohio limited liability company and existing subsidiary of the Company. The Closing is expected to occur in the first quarter of 2021.

The Purchase Price for the Transaction is approximately $230,000,000 subject to certain customary adjustments at Closing as set forth more fully in the Purchase Agreement.

The Closing of the Transaction is subject to customary closing conditions, including the expiration of any applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, the absence of any law or order preventing the consummation of the Transaction, the accuracy of the representations and warranties contained in the Purchase Agreement (subject to various exceptions and qualifications, including the absence of a material adverse effect with respect to the Acquired Companies), and compliance with covenants set forth in the Purchase Agreement in all material respects.

The Purchase Agreement contains representations, warranties and covenants of the Company and the Sellers that are customary for a transaction of this nature. The Company will obtain a representation and warranty insurance policy to obtain coverage for losses that may result from a breach of certain representations and warranties made by the Sellers in the Purchase Agreement, subject to exclusions, policy limits and certain other terms and conditions. From signing to Closing, the Acquired Companies must operate in the ordinary course of business, subject to certain exceptions set forth in the Purchase Agreement.

Under the terms of the Purchase Agreement, the Sellers and Acquired Companies will be subject to customary “no-shop” restrictions on their ability to encourage, initiate or engage in discussions or negotiations with any third parties concerning the sale of all or substantially all of the equity interests of the Acquired Companies or all or substantially all of the assets related to the purchased business (other than assets sold in the ordinary course of business). Additionally, the Purchase Agreement contains certain termination rights, including that either the Company or the Sellers may terminate the Purchase Agreement if the transaction is not completed by April 24, 2021. The Transaction is not subject to approval by the Company’s shareholders. The Purchase Agreement also provides for a termination fee equal to 4% of the Purchase Price in the event the Purchase Agreement is terminated by Sellers in the event of a breach by the Company of its representations, warranties and covenants or fails to consummate the Closing despite Sellers’ satisfaction of its closing conditions.

As an inducement to enter into the Purchase Agreement, the Company has entered into employment agreements with seven key employees of Sellers, pursuant to which, among other things, the Company has agreed to grant 25,000 non-qualified stock options in the aggregate to the seven employees as an inducement for continuing their employment with the Company after the Closing. The employment agreements will become effective at the Closing.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is only a summary, does not purport to be complete, and is subject to and qualified in its entirety be reference to the full text of the Purchase Agreement, a copy of which is incorporated herein by reference.

Financing

In connection with the execution of the Purchase Agreement, the Company executed two debt commitment letters with, and secured financing commitments from Bank of America, N.A. (“Bank of America”) and The Direct Lending Group of TCW Asset Management Company LLC (“TCW”), consisting of: (i) a $150,000,000 senior, secured asset-based credit facility with a $50,000,000 accordion to be provided by Bank of America (the “ABL Facility”) in accordance with the terms of a commitment letter, dated January 22, 2021 (the “Bank of America Commitment Letter”), which is attached hereto as Exhibit 10.1, and (ii) a $135,000,000 senior, secured term loan facility to be provided by TCW (the “Term Facility” and together with the ABL Facility, the “Credit Facilities”) in accordance with the terms of a commitment letter, dated January 22, 2021 (the “TCW Commitment Letter”), which is attached hereto as Exhibit 10.2. The Bank of America Commitment Letter and the TCW Commitment Letters are collectively referred to herein as the “Commitment Letters.” The funding of the Credit Facilities is contingent upon the satisfaction or waiver of certain conditions set forth in the Commitment Letters, including without limitation, the execution and delivery of definitive documentation consistent with the terms of the Commitment Letters. The Commitment Letters will terminate as of April 22, 2021 unless definitive documentation for the Credit Facilities are executed and delivered by such date.

The Credit Facilities will be sufficient for the Company to pay the Purchase Price and other amounts required to be paid in connection with the Purchase Agreement.

The foregoing descriptions of the Commitment Letters are only a summary, do not purport to be complete and are qualified in their entirety by reference to the full text of the Commitment Letters, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2.

The representations, warranties and covenants contained in the Purchase Agreement and Commitment Letters were made only for purposes of the Purchase Agreement and the Commitment Letters, respectively, and as of specified dates, were solely for the benefit of the parties to the Purchase Agreement and the Commitment Letters, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement and the Commitment Letters. The representations and warranties have been made for the purpose of allocating contractual risk between the parties to the Purchase Agreement and the Commitment Letters instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, the Sellers, Bank of America or TCW. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement and the Commitment Letters, which subsequent information may or may not be fully reflected in public disclosures.

Item 7.01 Regulation FD Disclosure.

On January 25, 2021, the Company issued a press release announcing the Transaction. The full text of the press release is attached as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein. The information in this Item 7.01 and in Exhibit 99 to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 2.1
Purchase Agreement, dated January 24, 2021, by and among Honeywell Safety Products USA, Inc., North Safety Products Limited, Honeywell Safety Products (UK) Limited, North Safety de Mexicali S de R.L. de C.V., Honeywell (China) Co. Ltd. and Rocky Brands, Inc.*

Exhibit 99	Press Release, dated January 25, 2021, entitled “Rocky Brands, Inc. to Acquire Leading Brand Portfolio Including The Original Muck Boot Company and XTRATUF.”
Exhibit 10.1	Commitment Letter, dated January 22, 2021, between the Company and Bank of America, N.A.
Exhibit 10.2	Commitment Letter, dated January 22, 2021, between the Company and The Direct Lending Group of TCW Asset Management Company LLC.
Exhibit 104	Cover Page Interactive Data File (imbedded within the Inline XBRL document)

*Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules or exhibits upon request of the U.S. Securities and Exchange Commission.

Cautionary Statement Regarding Forward Looking Statements

This Current Report on Form 8-K and the exhibits included contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain and involve potential risks and uncertainties. A number of factors could cause actual results to differ materially from these statements, including, but not limited to risks relating to the Company’s proposed acquisition of the Acquired Companies and the Additional Acquired Assets, including the possibility that the closing conditions to the contemplated transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant antitrust approval; delay in closing the transaction or the possibility of non-consummation of the transaction; the occurrence of any event that could give rise to termination of the Purchase Agreement; risks inherent in the achievement of expected financial results and cost synergies for the acquisition and the timing thereof; risks that the pendency, financing and efforts to consummate the transaction may be disruptive to the Company or the Acquired Companies or their respective management teams; the effect of announcing the transaction on the Acquired Companies’ ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; risks related to integration of the businesses and other factors. Additional information concerning other risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company’s filings with the SEC over the last 12 months, copies of which are available from the SEC or from the Company upon request. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward looking statements contained in this Current Report on Form 8-K or the exhibits included or to reflect any changes in the Company’s expectations after the date hereof or any change in events, conditions or circumstances on which any statement is based, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2021

Rocky Brands, Inc.

/s/ Thomas D. Robertson
Thomas D. Robertson
Executive Vice President, Chief Financial Officer, and Treasurer